JOINT FILERS’ SIGNATURES

INSIGHT VENTURE PARTNERS VIII, L.P.

By:	Insight Venture Associates VIII, L.P., its general partner
By:	Insight Venture Associates VIII, Ltd., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Signatory

INSIGHT VENTURE ASSOCIATES VIII, LTD.

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Signatory

INSIGHT HOLDINGS GROUP, LLC

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Signatory

STAR TRINITY, LP

By:	Star Trinity GP, LLC, its general partner

By:	/s/ Eric Goldstein
Name:	Eric Goldstein
Title:	Authorized Officer

STAR TRINITY GP, LLC

By:	/s/ Eric Goldstein
Name:	Eric Goldstein
Title:	Authorized Officer

INSIGHT VENTURE MANAGEMENT, LLC

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Signatory

INSIGHT VENTURE PARTNERS (CAYMAN) VIII, L.P.

By:	Insight Venture Associates VIII, L.P., its general partner
By:	Insight Venture Associates VIII, Ltd., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Signatory

INSIGHT VENTURE PARTNERS (DELAWARE) VIII, L.P.

By:	Insight Venture Associates VIII, L.P., its general partner
By:	Insight Venture Associates VIII, Ltd., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Signatory

INSIGHT VENTURE PARTNERS VIII (CO-INVESTORS), L.P.

By:	Insight Venture Associates VIII, L.P., its general partner
By:	Insight Venture Associates VIII, Ltd., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Signatory

INSIGHT VENTURE ASSOCIATES VIII, L.P.

By:	Insight Venture Associates VIII, Ltd., its general partner

By:	/s/ Blair Flicker
Name:	Blair Flicker
Title:	Authorized Signatory